UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

1 CNH Way Waterford, Wisconsin (Address of principal executive offices)		53185 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K, including Exhibits 4.1 and 4.2 hereto, is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 25, 2026, CNH Industrial Capital LLC, a wholly-owned subsidiary of CNH Industrial N.V. (“CNH Capital”), completed its previously announced offering of $600 million in aggregate principal amount of CNH Capital’s 4.950% notes due 2031 (the “Notes”) with an issue price of 99.615%, pursuant to an Underwriting Agreement, dated June 22, 2026, among CNH Capital, the Guarantors (as defined below) and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Santander US Capital Markets LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”). The Notes and the related guarantees were offered and sold under a registration statement on Form S-3ASR (Registration Nos. 333-285756, 333-285756-01, 333-285756-02), filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2025 (the “Registration Statement”). CNH Capital and the Guarantors have also filed with the SEC a prospectus supplement, dated June 22, 2026, together with the accompanying prospectus, dated March 12, 2025, in connection with the offering of the Notes and the related guarantees.

The Notes were issued pursuant to an Indenture, dated July 2, 2020 (the “Indenture”), among CNH Capital, CNH Industrial Capital America LLC and New Holland Credit Company, LLC (together with CNH Industrial Capital America LLC, the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”), and an Officers’ Certificate of the Company, dated June 25, 2026, pursuant to Sections 2.01 and 3.01 of the Indenture (the “Officers’ Certificate”).

The Notes bear interest at a rate of 4.950% per annum and mature on June 25, 2031. Interest on the Notes will be payable semi-annually on June 25 and December 25 of each year, commencing on December 25, 2026, to the holders of record of such Notes at the close of business on June 11 or December 11, respectively, preceding such interest payment date. The Indenture contains covenants that limit, among other things: (i) the ability of CNH Capital and its restricted subsidiaries to incur secured debt or enter into sale and leaseback transactions; and (ii) the ability of CNH Capital and the Guarantors to consolidate, merge, convey, transfer or lease all or substantially all of their respective properties and assets. These covenants are subject to important exceptions and limitations.

The Notes will be redeemable, at the option of CNH Capital, in whole or in part at any time and from time to time, at a redemption price equal to the greater of (i) the make-whole amount set forth in the Officers’ Certificate and (ii) 100% of the principal amount thereof, plus, in either case, accrued and unpaid interest, if any, thereon to the redemption date.

The description set forth above is qualified in its entirety by the Underwriting Agreement, the Officers’ Certificate, the form of the Notes and the Indenture. Copies of the Underwriting Agreement, the Officers’ Certificate and the form of the Notes are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and incorporated herein by reference, and the Indenture (which contains the form of the guarantees) was filed as Exhibit 4.3 to the Current Report on Form 8-K filed on July 2, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated June 22, 2026, among CNH Capital, the Guarantors and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Santander US Capital Markets LLC, as representatives of the several underwriters named in Schedule I thereto.
Exhibit 4.1	Officers’ Certificate, dated as of June 25, 2026.
Exhibit 4.2	Form of 4.950% Note due 2031 (included in Exhibit 4.1).
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP.
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC

Date: June 25, 2026	By:	/s/ Fabiola Temponi e Goes
Fabiola Temponi e Goes
Chief Financial Officer